Exhibit 1

                             JOINT FILING AGREEMENT

         In accordance with Rule 13d-1(f) under the Securities Exchange Act of 1934, as amended, each of the undersigned agree to the joint filing on behalf of each of them of the Schedule 13D to which this Joint Filing Agreement (this "AGREEMENT") is attached as an Exhibit and any amendments thereto. In evidence thereof, each of the undersigned, being duly authorized, hereby executed this Agreement.

Date:    September 30, 2010

                                          Aegis Financial Corporation

                                          By: /s/ Scott Barbee
                                              -----------------------------
                                              Name:  Scott Barbee
                                              Title: President

                                          By: /s/ Scott Barbee
                                              -----------------------------
                                              Scott Barbee